Exhibit 99.1

NEWS RELEASE

ICF International Reports Third Quarter 2015 Results

●	Total Revenue Increased 9 Percent
●	Commercial Revenues Increased 35 Percent; Federal Government Revenues Were up 1 Percent
●	EBITDA[1] Margin Reached 10.4 Percent; Adjusted EBITDA[1] Margin Was 10.8 Percent
●	Non-GAAP EPS[1] Was $0.75; Diluted EPS Was $0.59, Inclusive of $0.02 of Special Charges
●	Year-to-Date Operating Cash Flow Was $43 Million, $23 Million ahead of Last Year
●	Contract Awards Reached $465 Million for the Third Quarter and $1.1 Billion Year-to-Date, Representing Book-to-Bills of 1.61 and 1.29, Respectively

FOR IMMEDIATE RELEASE:

Investor Contacts:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company Information Contact:

Steve Anderson, steve.anderson@icfi.com +1.703.934.3847

FAIRFAX, Va.—October 29, 2015-- ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, reported results for the third quarter and nine months ended September 30, 2015.

Third Quarter 2015 Results

“Third quarter results support our expectations for substantially improved performance in the second half of this year compared to the first half,” said ICF International Chairman and Chief Executive Officer Sudhakar Kesavan. “Year-on-year revenue growth was driven by a significant increase in commercial revenues and benefited from positive growth in U.S. federal government business. The substantial improvement in operating profitability resulted from higher utilization across our business. Exclusive of special charges, adjusted EBITDA margin was 10.8 percent for the quarter, the highest level in the last seven years.

1 EBITDA, Adjusted EBITDA and non-GAAP EPS are non-GAAP measurements. A reconciliation for all non-GAAP references is set forth below the Consolidated Statement of Comprehensive Income table.

“Our Digital Services Group, which we recently renamed ICF Olson, is comprised of ICF’s legacy commercial and state and local digital services business and Olson, which we acquired in 2014. ICF Olson was the leading contributor to our third quarter revenue and EBITDA growth, and its commercial revenues accounted for 42 percent of our total commercial revenues. We won 30 new accounts in the third quarter across a broad range of industries, reflecting the collaboration of the creative and analytical strengths of Olson with ICF’s existing technology implementation capabilities. Recent wins and the improvement in ICF Olson’s business development pipeline indicate similar revenue and EBITDA performance in the fourth quarter of this year and set the stage for growth in 2016.

“In the third quarter, our U.S. federal government business performed well. Revenues increased slightly, and this represented the best quarterly comparison that we have reported in more than three years. At the same time, we succeeded in winning a large number of contracts that position ICF for continued growth in 2016. Of particular note is the contract value of federal awards that involve a digital services component, which indicates the robust demand for these qualifications across our government client base. State and local government revenues declined in the third quarter, resulting in their year-to-date performance being approximately even with last year’s. On a constant currency basis, international government revenues increased an estimated 11 percent, despite delays in certain projects for the European Union. As a result of the appreciation of the U.S. dollar against foreign currencies, most notably the Euro, the British pound and the Canadian dollar, reported international government revenues declined 5 percent from last year’s third quarter,” Mr. Kesavan noted.

Third quarter 2015 revenue was $289.0 million, a 9.1 percent increase from the $264.8 million reported in the 2014 third quarter. Service revenue2 increased 12.6 percent to $216.4 million. Gross margin expanded to 38.5 percent from 37.3 percent in the third quarter of 2014. Adjusted EBITDA was $31.1 million and EBITDA was $30.1 million, representing margins of 10.8 percent and 10.4 percent, respectively. Non-GAAP EPS was $0.75 per share. Reported net income was $11.5 million, or $0.59 per diluted share, inclusive of $0.02 per share in special charges related to international office closures and severance costs.

Backlog and New Business Awards

Backlog was $2.0 billion at the end of the third quarter of 2015, up from $1.9 billion at the end of last year’s third quarter. Funded backlog was $916 million, or 47 percent of the total. The total value of contracts awarded in the third quarter of 2015 was $465 million. In the first nine months of 2015, the total value of contracts awarded to ICF was $1.1 billion, an increase of 6.3 percent from the $1.04 billion reported in the comparable 2014 period.

Commercial Business Third Quarter 2015 Highlights

Revenues from commercial clients increased 35.5 percent in the third quarter to $101.9 million as compared to last year’s third quarter, and represented 35 percent of total revenue. Digital services accounted for 42 percent of commercial revenues. Energy markets, which includes energy efficiency, represented 32 percent of commercial revenues.

2 Service Revenue is a non-GAAP measurement. A reconciliation for all non-GAAP references is set forth below the Consolidated Statement of Comprehensive Income table.

Commercial Contracts Awarded in the Third Quarter

Commercial awards were $70.3 million for the third quarter.

ICF was awarded more than 700 commercial projects globally in the third quarter. Some of the awards included:

●	A $4.2 million contract with a multi-national package delivery company to provide content management support for marketing efforts.
●	A $3.5 million contract with a major medical research organization to help improve outcomes for transitioning veterans.
●	A $1.8 million contract with a leading maker of residential and commercial access control products for business-to-business e-commerce solutions in support of sales.
●	Two contracts totaling $1.8 million with an international automobile company to support communications programs.
●	A $1.5 million contract with a medical school in the Southwest U.S. to deliver digital support for a branding campaign.
●	A $1.5 million contract with an international chemical company to provide strategic management and communications consulting.
●	A $1.5 million contract with a major nationwide financial services company to provide strategic communications consulting support.
●	Two contracts totaling $1.5 million with a nationwide technology and industrial company to provide digital program support for management.
●	Two contracts with utility clients aggregating $1.3 million for environmental planning and energy portfolio evaluation.
●	A $1.2 million contract with a private investment firm to perform environmental impact research in the Western U.S.
●	A contract valued at more than $1 million with a real estate investment trust to design and implement the company’s Web-based content management platform.
●	A $1 million contract with a major energy company based in the Northeast U.S. to support commercial and industrial and residential energy efficiency efforts.
●	A $1 million contract with an international airline based in Asia to provide digital marketing communications support.

Other notable commercial awards included a total of two contracts with two international hotel companies to support their loyalty programs and a contract to provide digital content management support for an international home improvement company.

Government Business Third Quarter 2015 Highlights

●	U.S. federal government revenues increased 0.6 percent to $141.4 million in the third quarter and accounted for 49 percent of total revenue compared to 53 percent in last year’s third quarter.
●	U.S. state and local government revenues decreased 8.6 percent and accounted for 9 percent of total revenue, compared to 11 percent in the year-ago period.
●

International government revenues decreased 4.7 percent on a reported basis, which was an estimated increase of 11 percent on a constant currency basis, and accounted for 7 percent of total revenue, down from 8 percent in last year’s third quarter.

Government Contracts Awarded in the Third Quarter

ICF was awarded more than 100 U.S. federal government contracts and task orders and hundreds of additional contracts from other U.S. state and local and international governments. Some of the awards included:

●

Digital Services: A flexible ordering agreement with value of up to $250 million with U.S. Centers for Disease Control and Prevention (CDC) to provide comprehensive support for CDC’s digital tools, presence and systems including all websites on CDC.gov, social media, digital communications, public relations and cloud services.

●	Strategic Communications: A $100 million multiple-award blanket purchase agreement with the CDC to provide a full range of health communication services.
●

Social Programs: Two task orders with a combined total value of $40 million with the U.S. Department of Health and Human Services to operate the Office of Child Care’s (OCC) State Capacity Building Center and to design and build OCC’s new child care hotline and website.

●

Survey Research: A $31.2 million contract with the U.S. Department of Housing and Urban Development’s Policy Development and Research Division to continue supporting the agency’s annual Improper Payment for Quality Control for Rental Subsidy Determination Study.

●

Program Management and IT: A $30 million contract with the U.S. National Aeronautics and Space Administration to provide technical, analytic and programmatic support services to the U.S. Global Change Research Program, the coordinating body for global change activities across the U.S. federal government.

●	Information Technology: A $30 million subcontract to support a governmental agency by providing IT services for a critical benefits portal.
●	Survey Research: A blanket purchase agreement with a value of up to $21.5 million with the Internal Revenue Service to support efforts to measure and improve customer satisfaction with its services.
●

Business Processes: A $20 million contract with the State of Maryland’s Department of Human Resources to implement, manage and operate the state’s customer service center in support of public welfare services.

●

Digital Services: A $13.5 million initial five-year contract with the California Lottery, plus five one-year option periods, to serve as the organization’s digital agency of record and provide strategic, creative and technology leadership, as well as ongoing support and client service.

●	Energy Efficiency: A contract with an estimated value of $10 million with a city in the Northeast to provide technical services support to an energy efficiency and water conservation program.
●

Information Technology: A $7 million contract with the CDC to support the Division of Scientific Education and Professional Development of the Center for Surveillance, Epidemiology and Laboratory Services by managing two of its most critical systems, including the Fellowship Management System and the Training and Continuing Education Online System.

●	Public Health: A $6.9 million task order with the CDC to provide operations and maintenance as well as technical support for the Enhanced HIV/AIDS Reporting System.
●

Information Technology: A $5 million contract with the U.S. Department of Health and Human Services to redesign the Administration for Community Living’s Aging Integrated Database, a Web-based system that provides public access to data about the U.S. aging community.

●	Transportation Management: A $5 million contract with the New York State Department of Transportation to support transportation demand management efforts.

Additional state and local government awards of $1 million or more included a contract with a Western U.S. state to support flood safety efforts and an energy efficiency program with a large state in the Northeast U.S. to research commercial buildings and their associated energy use.

Awards of more than $1 million from international governments included a contract to support the government of Malaysia in the development of its maritime ports sector, a contract with a European executive body to provide strategic communications and marketing support for a major tourism campaign and a contract with the European Union to provide strategic communications support for a waste management program.

Summary and Outlook

“Third quarter results represented significant year-over-year revenue growth. More importantly, we were able to achieve profitability levels that aligned with our expectations for EBITDA margin and reflected the increased utilization we had anticipated. Based on our current visibility, we expect our fourth quarter results to be comparable on a sequential basis, as the roll-out of new contracts and the greater mix of commercial projects offset the seasonality of our federal government business.

“Specifically, we expect full year 2015 revenues to be approximately $1.140 billion, non-GAAP EPS3 to range from $2.65 to $2.70 and adjusted EPS4 to range from $2.10 to $2.15.  We expect fourth quarter EBITDA margin to be at least 10.5 percent and full year cash flow from operations to exceed $90 million.

3 Excludes $17.2 million amortization of intangibles, which adds $0.54 to diluted earnings per share, and expenses related to acquisitions, office closures and severance, net of taxes.

4 Excludes expenses related to acquisitions and special charges for office closures and severance, net of taxes.

“Recent contract awards and pipeline activity have positioned ICF for organic growth in 2016 across our key markets and we expect to be able to achieve an EBITDA margin in the range of 10 percent to 10.5 percent for the year, driven by higher utilization rates and revenue growth,” Mr. Kesavan noted.

All per share guidance assumes weighted average shares outstanding of approximately 19.7 million and a full year effective tax rate of no more than 38.5 percent.

About ICF International

ICF International (NASDAQ:ICFI) provides professional services and technology solutions that deliver beneficial impact in areas critical to the world's future. ICF is fluent in the language of change, whether driven by markets, technology, or policy. Since 1969, we have combined a passion for our work with deep industry expertise to tackle our clients' most important challenges. We partner with clients around the globe—advising, executing, innovating—to help them define and achieve success. Our more than 5,000 employees serve government and commercial clients from more than 70 offices worldwide. ICF's website is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

ICF International, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Gross Revenue	$288,951	$264,796	$851,427	$773,708
Direct Costs	177,864	166,064	520,684	486,461
Operating costs and expenses:
Indirect and selling expenses	81,011	74,704	249,626	218,573
Depreciation and amortization	4,316	3,227	12,058	9,493
Amortization of intangible assets	4,263	2,273	12,866	6,429
Total operating costs and expenses	89,590	80,204	274,550	234,495
Operating Income	21,497	18,528	56,193	52,752
Interest expense	(2,674)	(800)	(7,727)	(2,288)
Other expense	(52)	(335)	(1,473)	(991)
Income before income taxes	18,771	17,393	46,993	49,473
Provision for income taxes	7,226	5,840	18,374	18,206
Net income	$11,545	$11,553	$28,619	$31,267

Earnings per Share:
Basic	$0.60	$0.59	$1.47	$1.59
Diluted	$0.59	$0.59	$1.45	$1.56

Weighted-average Shares:
Basic	19,316	19,450	19,413	19,682
Diluted	19,556	19,713	19,743	20,069

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(3,900)	(1,355)	(4,489)	(895)
Comprehensive income, net of tax	$7,645	$10,198	$24,130	$30,372

Reconciliation of Non-GAAP financial measures:

Reconciliation of Service Revenue
Gross Revenue	$288,951	$264,796	$851,427	$773,708
Subcontractor and Other Direct Costs*	(72,532)	(72,663)	(209,312)	(202,080)
Service Revenue	$216,419	$192,133	$642,115	$571,628

Reconciliation of EBITDA and Adjusted EBITDA
Net Income	11,545	11,553	28,619	31,267
Other expense	52	335	1,473	991
Interest expense	2,674	800	7,727	2,288
Provision for income taxes	7,226	5,840	18,374	18,206
Depreciation and amortization	8,579	5,500	24,924	15,922
EBITDA	30,076	24,028	81,117	68,674
Acquisition-related expenses**	—	815	189	1,444
Special charges related to severance for staff realignment***	512	252	512	1,931
Special charges related to office closures	513	—	669	—
Adjusted EBITDA	$31,101	$25,095	$82,487	$72,049

Reconciliation of Adjusted and Non-GAAP EPS
Diluted EPS	$0.59	$0.59	$1.45	$1.56
Acquisition-related expenses, net of tax	—	0.02	—	0.04
Special charges related to severance for staff realignment, net of tax	0.01	0.01	0.01	0.06
Special charges related to office closures, net of tax	0.01	—	0.05	0.02
Adjusted EPS	0.61	0.62	1.51	1.68
Amortization of intangibles, net of tax	0.14	0.08	0.40	0.20
Non-GAAP EPS	$0.75	$0.70	$1.91	$1.88

*	Subcontractor and Other Direct Costs exclude Direct Labor and Fringe.
**	Acquisition-related expenses include expenses related to closed and anticipated-to-close acquisitions.
***	Special charges related to severance were for the staff realignment in the second quarter of 2014 and third quarter of 2015.

ICF International, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)
Current Assets:
Cash and cash equivalents	$5,722	$12,122
Contract receivables, net	271,671	260,254
Prepaid expenses and other	11,076	10,338
Income tax receivable	—	5,715
Total current assets	288,469	288,429
Total property and equipment, net of accumulated depreciation of $75,932 and $58,357 as of September 30, 2015 and December 31, 2014, respectively	45,078	43,241
Other assets:
Goodwill	690,576	687,778
Other intangible assets, net	63,409	76,707
Restricted cash	1,403	1,478
Other assets	13,121	12,707
Total Assets	$1,102,056	$1,110,340

Current Liabilities:
Accounts payable	$58,115	$65,755
Accrued salaries and benefits	46,113	56,314
Accrued expenses and other current liabilities	44,867	42,308
Deferred revenue	34,543	31,554
Income tax payable	5,488	—
Deferred income taxes	6,984	7,312
Total current liabilities	196,110	203,243
Long-term liabilities:
Long-term debt	332,155	350,052
Deferred rent	15,732	19,997
Deferred income taxes	23,757	27,886
Other	16,924	8,473
Total Liabilities	584,678	609,651
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001 per share; 70,000,000 shares authorized; 21,292,905 and 21,035,654 issued; and 19,222,745 and 19,430,154 outstanding as of September 30, 2015 and December 31, 2014, respectively	21	21
Additional paid-in capital	277,300	267,206
Retained earnings	314,556	285,937
Treasury stock	(67,529)	(49,994)
Accumulated other comprehensive loss	(6,970)	(2,481)
Total Stockholders’ Equity	517,378	500,689
Total Liabilities and Stockholders’ Equity	$1,102,056	$1,110,340

ICF International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended
	September 30,
	2015	2014
	(Unaudited)
Cash flows from operating activities
Net income	$28,619	$31,267
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity compensation	8,466	8,858
Depreciation and amortization	24,924	15,922
Other adjustments, net	(1,255)	(1,712)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	(13,713)	(25,293)
Prepaid expenses and other assets	(2,030)	(6,378)
Accounts payable	(6,904)	(96)
Accrued salaries and benefits	(10,258)	(2,954)
Accrued expenses	(1,722)	4,170
Deferred revenue	3,440	(3,629)
Income tax receivable and payable	11,233	228
Other liabilities	2,101	(847)
Net cash provided by operating activities	42,901	19,536

Cash flows from investing activities
Capital expenditures for property and equipment and capitalized software	(12,194)	(10,582)
Payments for business acquisitions, net of cash received	(1,818)	(59,537)
Net cash used in investing activities	(14,012)	(70,119)

Cash flows from financing activities
Advances from working capital facilities	300,150	369,936
Payments on working capital facilities	(318,047)	(294,720)
Debt issue costs	—	(854)
Proceeds from exercise of options	572	1,569
Tax benefits of stock option exercises and award vesting	1,261	2,617
Net payments for stockholder issuances and buybacks	(17,739)	(28,835)
Net cash (used in) provided by financing activities	(33,803)	49,713
Effect of exchange rate changes on cash	(1,486)	(574)
Decrease in cash	(6,400)	(1,444)
Cash, beginning of period	12,122	8,953
Cash, end of period	$5,722	$7,509

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$7,729	$2,109
Income taxes	$13,015	$17,271

ICF International, Inc. and Subsidiaries

Supplemental Schedule

Revenue by market	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Energy, environment, and infrastructure	33%	34%	33%	34%
Health, education, and social programs	47%	47%	46%	48%
Safety and security	8%	10%	8%	10%
Consumer and financial	12%	9%	13%	8%

Total	100%	100%	100%	100%

Revenue by client	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

U.S. federal government	49%	53%	48%	52%
U.S. state and local government	9%	11%	9%	11%
International government	7%	8%	7%	9%
Government	65%	72%	64%	72%

Commercial	35%	28%	36%	28%

Total	100%	100%	100%	100%

Revenue by contract	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Time-and-materials	42%	47%	43%	48%
Fixed-price	37%	33%	38%	33%
Cost-based	21%	20%	19%	19%

Total	100%	100%	100%	100%